UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia		22560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Eastern Virginia Bankshares, Inc. held its Annual Meeting of Shareholders on May 17, 2012. A quorum of shareholders was present, consisting of a total of 4,598,475 shares. Matters voted upon were (1) the election of thirteen directors to serve for terms of one year each expiring at the 2013 Annual Meeting of Shareholders, (2) approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers, and (3) ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant of the Company for 2012.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

Election of Directors

Director	For	Withheld	Broker Non-Votes
W. Rand Cook	3,220,926	126,890	1,250,659
F.L. Garrett III	3,022,325	325,491	1,250,659
W. Gerald Cox	3,224,396	123,419	1,250,659
Michael E. Fiore, P.E.	3,224,270	123,545	1,250,659
Ira C. Harris Ph.D., CPA	3,218,404	129,412	1,250,659
Eric A. Johnson	3,031,182	316,633	1,250,659
W. Leslie Kilduff, Jr.	3,224,880	122,935	1,250,659
William L. Lewis	2,864,670	483,146	1,250,659
Charles R. Revere	3,171,446	176,370	1,250,659
Joe A. Shearin	3,205,456	142,359	1,250,659
Howard R. Straughan, Jr.	3,219,826	127,990	1,250,659
Leslie E. Taylor, CPA	3,221,826	125,990	1,250,659
Jay T. Thompson, III	3,207,724	140,092	1,250,659

	For	Against	Abstention	Broker Non-Votes
Advisory (Non-Binding) Approval of the Compensation of the Company’s Named Executive Officers	3,032,712	229,720	85,384	1,250,659

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company’s Independent Registered Public Accountant	4,573,411	8,738	16,325	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: May 22, 2012

/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President & Chief Financial Officer